UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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California Coastal Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2007

The annual meeting of stockholders (the “Annual Meeting”) of California Coastal Communities, Inc., a Delaware corporation (the “Company”) will be held at the Company’s executive offices, 6 Executive Circle, Suite 250, Irvine, California, on May 15, 2007, commencing at 9:30 a.m. local time, to consider and act upon the following:

(1)   To elect four directors of the Company, each for a term of one year.

(2)   The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company.

(3)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of the Company’s Common Stock at the close of business on March 30, 2007 will be entitled to receive notice of, and to vote at the Annual Meeting, or any adjournment or postponement thereof.

By Order of the Board of Directors,

Sandra G. Sciutto
Senior Vice President,
Chief Financial Officer
and Secretary

Irvine, California
April 2, 2007

THE BOARD OF DIRECTORS OF CALIFORNIA COASTAL COMMUNITIES, INC. RECOMMENDS THAT YOU VOTE FOR THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

PROXY STATEMENT

April 2, 2007

The Board of Directors of California Coastal Communities, Inc is delivering this Proxy Statement to you in connection with the solicitation of your proxy for use at our Annual Meeting of Stockholders to be held at the Company’s executive offices, 6 Executive Circle, Suite 250, Irvine, California on May 15, 2007, at 9:30 a.m., California time. This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about April 6, 2007.

ACTIONS TO BE TAKEN UNDER THE PROXY

At the annual meeting, you will be asked to:

(i)            Elect four (4) directors for a one year term;

(ii)        Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

(iii)    Vote on any other matter that may properly be presented at the meeting.

All proxies that are properly completed, signed and returned to us will be voted at the annual meeting in the manner you indicate or, if you do not indicate how you are voting, your proxy will be voted in favor of the matter being considered. Your proxy may be revoked if you attend the meeting and inform us that you want to vote in person. Your proxy may also be revoked prior to the meeting by delivering to us another properly completed proxy with a more recent date, or by notifying us in writing that you are revoking your earlier proxy.

Our management does not know of any matters which might be called for a vote at the meeting, other than those described in this Proxy Statement. If any other matter is presented at the meeting, our representatives will vote for you in accordance with their best judgment on that matter, unless you attend the meeting and inform us that you want to vote for yourself.

SOLICITATION AND REVOCATION OF PROXY

We are paying all of the expenses for preparing, printing and mailing this Proxy Statement and the proxies we are soliciting. In addition to using the mail, proxies may be solicited by our officers, directors and regular employees, but they will not be paid extra for their efforts. We will also ask brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to our stockholders that they represent and we will reimburse them for their reasonable costs. Shareholder Services will also help us solicit proxies and we expect to pay them a fee of approximately $500 plus reimbursement of their out-of-pocket expenses.

RECORD DATE

Only stockholders of record on the close of business on March 30, 2007 (the “Record Date”) will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

As of the record date, 10,855,963 shares of our common stock were outstanding. At the meeting, the holders of our stock will be entitled to one vote for each share they hold. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum. A plurality of the votes cast is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007. A stockholders’ list will be available for you to review at the meeting.

Your proxy may indicate that all or only a portion of your shares are being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock it holds in street name on certain matters in the absence of instructions from the beneficial owner. The street name shares not being voted on a particular matter will be considered shares not present and entitled to vote on that matter, although non-voted shares will be counted for determining the presence of a quorum.

PRINCIPAL STOCKHOLDERS

The following table shows stock ownership information, as of March 15, 2007, for each person known by us to be a beneficial holder of more than 5% of our common stock, the number of shares beneficially owned and the percentage so owned.

Title of Class	Name and Address of Beneficial Interest Holder		Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	ING Capital LLC		1,630,683 shares	(1)	15.0%
	1325 Avenue of the Americas, 10th Floor
	New York, NY 10019
Common Stock	Merrill Lynch & Co, Inc.	.	1,040,359 shares	(2)	9.6%
	4 World Financial Center
	250 Vessey Street
	New York, NY 10800
Common Stock	Mercury Real Estate Advisors LLC		967,855 shares	(3)	8.9%
	Three River Road
	Greenwich, CT 06807
Common Stock	Fursa Alternative Strategies LLC *		864,466 shares	(4)	8.0%
	200 Park Avenue
	New York, NY 10166
Common Stock	Dimensional Fund Advisors LP		730,195 shares	(5)	6.7%
	1299 Ocean Avenue
	Santa Monica, CA 90401
Common Stock	River Road Asset Management, LLC		662,786 shares	(6)	6.1%
	462 South 4th Street, Suite 1600
	Louisville, KY 40202

*                    Formerly Mellon HBV Alternative Strategies LLC

(1)          Based on Schedule 13D, Amendment No. 2 dated March 7, 2005.

(2)          Based on Merrill Lynch & Co., Inc.’s Schedule 13G filed February 20, 2007.

(3)          Based on Mercury Real Estate Advisors L.L.C.’s  Schedule 13D, Amendment No. 3 filed October 17, 2006.

(4)          Based on Fursa Alternative Strategies LLC’s Schedule 13G, Amendment No. 1 filed February 14, 2007.

(5)          Based on Dimensional Fund Advisors LP’s Schedule 13G filed February 9, 2007.

(6)          Based on River Road Asset Management, LLC’s Schedule 13G filed February 9, 2007.

OUR MANAGEMENT

Stock Ownership of our Management

The following table shows stock ownership information, as of March 15, 2007 for (1) each of our current directors, (2) each of the executive officers who are listed in the “Summary Compensation Table” on page 14 of this proxy statement, and (3) all of our current directors and executive officers as a group:

Name of Beneficial Interest Holder	Shares of Common Stock(1)	Percent of Class(2)
Raymond J. Pacini(3)	374,825	3.45%
Thomas W. Sabin, Jr.(4)	279,930	2.58%
Sandra G. Sciutto	80,750	*
Ed Mountford	30,000	*
Phillip R. Burnaman, II(5)	16,895	*
John W. Marshall	1,000	*
Michael J. Rafferty	1,000	*
Geoffrey W. Arens(6)	930	*
Directors and Executive Officers as a group (8 persons including the above named)	785,330	7.23%

(1)          Except as otherwise indicated in these footnotes, the persons indicated above have sole voting and investment power with respect to shares listed. This column includes shares held directly and shares subject to stock options that are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(2)          These percentages are calculated assuming the exercise of all stock options that are exercisable within 60 days. Asterisks indicate beneficial ownership of 1% or less of the class.

(3)          Includes 700 shares held in a custodial account for one of Mr. Pacini’s children as to which he disclaims beneficial ownership.

(4)          Includes 930 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Sabin on behalf of GSSW-REO, LLC. The shares vest in 25% increments at the end of each quarter during 2007. Although Mr. Sabin is reported as the beneficial owner of the 279,930 shares, he disclaims beneficial ownership of 275,930 of these shares as he has no pecuniary interest in them.

(5)          Includes options to purchase 7,500 shares of our common stock which are vested or vest within 60 days of the date of this Proxy Statement and 1,395 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Burnaman. The shares vest in 25% increments at the end of each quarter during 2007.

(6)          Includes 930 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Arens. The shares vest in 25% increments at the end of each quarter during 2007.

Biographical Information About Our Directors

Geoffrey W. Arens, 42, has been a director since April 2004. Mr. Arens is a Managing Director of ING Capital LLC (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution. Since prior to 1998 until May 1998, Mr. Arens was a Vice President of ING Barings Securities Limited.

Phillip R. Burnaman II, 47, has been a director since September 1997. Mr. Burnaman is Head of Structured Products for NewStar Financial Inc., a specialty finance company focused on non-investment grade credit opportunities. Mr. Burnaman was Senior Managing Director of ING Barings Services Limited (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution from February 2001 until March 31, 2004. Mr. Burnaman was Managing Director and global head of the Strategic Trading Platform of ING Barings from prior to 1998 until February 2001.

Raymond J. Pacini, 51, has been a director and our President and Chief Executive Officer since May 1998. Prior to then he was our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Pacini also serves on the Board of Directors of Cadiz, Inc., which manages water resources in California, and he is the chairman of that company’s audit and nominating committees.

Thomas W. Sabin, Jr., 49, has been a director since September 1997 and he is our Chairman of the Board. Mr. Sabin is also President of Thomas Sabin, Inc. and Manager and Vice President of GSSW-REO, L.L.C., a real estate limited liability company. Prior to 1998, Mr. Sabin operated GSSW, L.P., a limited partnership, the purpose of which was to acquire real estate assets from the Resolution Trust Corporation. Mr. Sabin is also former President of Southmark Equities Corporation.

CORPORATE GOVERNANCE

Board and Committee Meetings

Meeting Attendance.   Our Board of Directors met ten times during 2006. All of our directors attended all of the meetings and committees of the Board on which they served.

Board Independence.   Each year prior to the mailing of the proxy statement for our annual meeting, the Board of Directors reviews and determines the independence of its directors. During this review, the Board of Directors considers transactions and relationships between each director or any member of his immediate family and our company and its subsidiaries and affiliates. The Board of Directors measures these transactions and relationships against the independence requirements of the Securities and Exchange Commission and The Nasdaq Stock Market LLC. Our Board of Directors has unanimously determined that three of our directors, Messrs. Arens, Burnaman and Sabin, who constitute a majority of our Board of Directors, are “independent” directors, as that term is defined under those rules.

Executive Sessions.   The Board of Directors has a policy of regularly scheduled executive sessions where our independent non-employee Directors will meet outside the presence of management. The independent Directors held four executive sessions during 2006. The presiding Director at the executive sessions is Mr. Sabin.

Committees of the Board.   Our Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategic Planning Committee. All members of the committees are appointed by the Board. The members of the Audit, Compensation and Nominating Committees are independent non-employee directors, and the Audit and Nominating Committees have adopted a written charter. The following summary describes each of the Board’s committees:

Audit Committee.   The Audit Committee consists of Messrs. Arens, Burnaman, and Sabin, with Mr. Burnaman serving as Chairman. Our Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of The Nasdaq Stock Market LLC and each of them is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Burnaman has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities which results in the level of financial sophistication as set forth in the rules of The Nasdaq Stock Market LLC, and qualifies him as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met five times during 2006.

The Audit Committee is responsible for:

•       the appointment, compensation and oversight of all work performed by our independent registered public accounting firm;

•       the pre-approval of the audit of our financial statements and the performance of services related to the audit; reviewing the scope and results of the audit with the independent registered public accounting firm;

•       reviewing our year-end operating results with management and the independent registered public accounting firm;

•       considering the adequacy of our internal accounting control procedures; and

•       the pre-approval of the non-audit services to be performed by our independent registered public accounting firm and considering the effect of their performance on the accounting firm’s independence.

The Audit Committee operates under a written charter adopted by our Board of Directors, a current version of which is available at our website: http://www.californiacoastalcommunities.com. The Audit Committee works closely with our management and our independent registered public accounting firm. The Audit Committee also meets with representatives of the independent registered public accounting firm in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements. The Audit Committee also meets with our independent registered public accounting firm to approve the annual scope of the audit services to be performed.

The Audit Committee Report is on page 17.

Compensation Committee.   The Compensation Committee consists of Messrs. Arens and Sabin, with Mr. Arens serving as Chairman and does not operate under a written charter. Our Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of The Nasdaq Stock Market LLC. The Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of compensation for other senior level employees, and for the administration of our benefit and compensation plans and arrangements. The Compensation Committee met two times during 2006.

The Compensation Committee Report is on page 10.

Nominating Committee.   The Nominating Committee consists of Messrs. Arens, Burnaman and Sabin, with Mr. Sabin serving as Chairman. Our Board of Directors has determined that all members of the Nominating Committee are independent directors under the rules of The Nasdaq Stock Market LLC. The Nominating Committee considers and periodically reports on matters relating to the identification, selection and qualification of the members of the Board and candidates nominated to the Board and its committees. The Nominating Committee also oversees the evaluation of the performance of our Board of Directors and management. The Nominating Committee met one time during 2006, conducting its business by unanimous consent. The Nominating Committee operates under a written charter adopted by our Board of Directors, a current version of which is available at our website: http://www.californiacoastalcommunities.com.

The Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, real estate, finance, government, education, or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each of our directors must represent the interests of our stockholders.

The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee would consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board, professional search firms, our stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers properly submitted stockholder recommendations for candidates for our Board of Directors. In evaluating such recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Any stockholder recommendations proposed for consideration by the Nominating Committee should include the candidate’s name and qualifications for membership on our Board of Directors, and should be addressed to:

California Coastal Communities, Inc.
6 Executive Circle, Suite 250
Irvine, California 92614
Attention: Secretary

Stockholder recommendations must include the following information and should be submitted in the time frame described under the caption “Other Matters—Submission of Proposals for 2008 Annual Meeting” below:

•       all information relating to the director nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement and to serving as a director if elected);

•       the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by the stockholder(s); and

•       appropriate biographical information and a statement as to the qualification of the director nominee.

Strategic Planning Committee.   The Strategic Planning Committee consists of Messers. Pacini and Sabin, with Mr. Sabin serving as Chairman. The Strategic Planning Committee is responsible for evaluating various business prospects and strategic alternatives. The Strategic Planning Committee met one time during 2006.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and any other principal executive, senior financial or principal accounting officer. A current version of the Code of Ethics and Business Conduct is available at our website: http://www.californiacoastalcommunities.com. We will disclose any amendment to the Code of Ethics and Business Conduct or waiver of or departure from a provision thereof by filing a Current Report on Form 8-K with the Securities and Exchange Commission within five business days of any such occurrence.

Committee Interlocks and Insider Participation

The Compensation Committee and its members are named above. No member of the Compensation Committee was employed by us or served as one of our officers at any time during 2006 or at any other time. None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Personal Loans to Executive Officers and Directors

We comply with and operate in a manner consistent with applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Certain Relationships and Related Transactions

None

Communication With the Board of Directors

Stockholders and other parties interested in communicating directly with any individual director, including the Chairman, the Board of Directors as a whole, or with the non-management directors as a group may do so by writing to Secretary, California Coastal Communities, Inc., 6 Executive Circle, Suite 250, Irvine, California 92614. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the Board of Directors or its committees, or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our CEO and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Compensation of Non-Employee Directors

Our non-employee directors are entitled to receive cash compensation and compensation under the plans described below.

Cash Compensation.   During 2006, non-employee directors were entitled to receive compensation of $30,000 per year and $2,000 per meeting of the Board of Directors that they attend. For 2007, the annual retainer was increased to $40,000 provided that each non-employee director elected to receive 50% of such compensation as restricted stock under the Director Fee Program of the 1993 Stock Option/Stock Issuance Plan. Non-employee directors who are members of the Audit, Compensation and the Strategic Planning Committees are entitled to receive $5,000 per year for membership in each of those committees and $1,000 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending Board and committee meetings. During 2006, The Chairman of the Audit Committee also was entitled to receive options for 2,500 shares of our common stock for each regular Audit Committee meeting. These options are granted at the then-current market price and vest over two years. For 2007, the Chairman of the Audit Committee will be entitled to receive $10,000 of restricted stock under the Director Fee Program of the 1993 Stock Option/Stock Issuance Plan, and such restricted stock will vest 25% at the end of each quarter. Under our Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director’s compensation for the calendar year credited to a deferred compensation account. Amounts credited to the director’s account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board, or of a later calendar year specified by the director.

Amended and Restated 1993 Stock Option/Stock Issuance Plan.   Our Amended and Restated 1993 Stock Option/Stock Issuance Plan contains two separate equity incentive programs in which members of the Board of Directors may be eligible to participate.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2006

Name of Director	Fees Earned or Paid in Cash ($)	Stock Award ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey W. Arens	53,000	- 0 -	- 0 -		- 0 -	- 0 -	- 0 -	53,000
Phillip R. Burnaman II	49,000	- 0 -	75,351	(1)	- 0 -	- 0 -	- 0 -	124,351
Thomas W. Sabin, Jr.	61,000	- 0 -	- 0 -		- 0 -	- 0 -	- 0 -	61,000

(1)             Includes eight quarterly grants of 2,500 options during 2005 and 2006 as compensation for Mr. Burnaman’s services as the Chairman of our Audit Committee. These quarterly grants occur automatically on the date of each quarterly meeting of the Audit Committee. The exercise prices for these grants were set at the closing market price per share, and have been adjusted in the chart above to account for the special dividend of $12.50 per share on September 28, 2007. The exercise price per share, as adjusted, was set at $13.35 on March 24, 2005; $16.79 on May 3, 2005; $24.57 on August 3, 2005; $22.97 on November 1, 2005; $25.99 on February 28, 2006; $24.05 on May 2, 2006; $18.62 on August 3, 2006; and $19.82 on October 31, 2006. Each grant vests 50% after one year and 100% after two years, and the options have a term of 10 years. As of December 31, 2006, Mr. Burnaman has an aggregate of 17,500 options outstanding. See Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name and Title	Age	Business Experience
Raymond J. Pacini President and Chief Executive Officer	51	President, Chief Executive Officer and Director since May 1998.
Sandra G. Sciutto Senior Vice President and Chief Financial Officer	47	Senior Vice President, Chief Financial Officer, Secretary and Treasurer since May 1998.
Michael J. Rafferty President, Hearthside Homes, Inc.	52	President of our Hearthside Homes, Inc. subsidiary since 1995.
John W. Marshall Senior Vice President, Hearthside Homes, Inc.	56	Senior Vice President of our Hearthside Homes, Inc. subsidiary since 1996.
Ed Mountford Senior Vice President, Hearthside Homes, Inc.	51	Senior Vice President of our Hearthside Homes, Inc. subsidiary or affiliates since 1993.

Biographical Information About Our Executive Officers and Key Employees

Executive Officers

Raymond J. Pacini, 51, has been a director and our President and Chief Executive Officer since May 1998. Prior to then he was our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Pacini also serves on the Board of Directors of Cadiz, Inc., which manages water resources in California, and he is the chairman of that company’s audit and nominating committees.

Sandra G. Sciutto, 47, has served as our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since 1998. Ms. Sciutto is responsible for all of our financial reporting, accounting, treasury, human resources and corporate administration.

Key Employees

Michael J. Rafferty, 52, has been President and Chief Operating Officer of our homebuilding subsidiary, Hearthside Homes, Inc., since 1995. Mr. Rafferty is responsible for all of Hearthside’s homebuilding operations in Southern California.

John W. Marshall, 56, has been Senior Vice President of Hearthside since 1996. Mr. Marshall is responsible for arranging bank financing for all of Hearthside’s homebuilding projects in Southern California, financial planning and analysis of project performance and due diligence for all land acquisitions.

Ed Mountford, 51, has been a Senior Vice President of Hearthside since May 1998. Mr. Mountford is responsible for all of Hearthside’s land entitlement activities in Southern California. Mr. Mountford is also responsible for Hearthside’s entitlement activities for a 1,500 unit residential development called SouthShore, which is adjacent to the City of Oxnard in Ventura County.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section set forth below and, based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee
of the Board of Directors:

Geoffrey W. Arens, Chairman
Thomas W. Sabin, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

The Compensation Committee of our Board of Directors is responsible for our overall compensation philosophy and determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive leadership team, including the executive officers named in the Summary Compensation Table set forth below. In connection with the Compensation Committee’s responsibility of determining the compensation for our chief executive officer and approving the compensation for its other executive officers and key employees, its primary objectives are to:

•       attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities, and

•       align stockholder interests and executive compensation by providing meaningful rewards for performance that is deemed to have increased long-term shareholder value.

In determining compensation for a specific executive, the Compensation Committee considers many factors, including the nature of the executive’s job, the executive’s job performance compared to goals and objectives established for the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs, and our financial performance. For executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations made by our Chief Executive Officer.

We seek to provide compensation opportunities that are competitive in the aggregate as well as in the mix of elements. The compensation program is designed to provide the proper balance of fixed versus variable and cash versus equity compensation in order to align both short and long-term interests with overall business objectives. Actual earned compensation may increase when performance is outstanding relative to individual and/or our goals. To the extent that performance goals are not achieved, compensation may be negatively impacted.

Total Compensation

The overall objectives of our compensation program are to retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy, to maximize the link between executive and stockholder interests through an equity based plan and to recognize individual contributions as well as overall business results.

The key elements of our compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of restricted stock grants, stock options, and annual incentive compensation. An executive officer’s annual base salary represents the fixed component of their total compensation; however, variable compensation is intended to comprise a substantial portion of an executive’s total compensation. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded to the individual, including any pension benefits, insurance and other benefits, as well as the programs described below.

In determining the principal components of executive compensation, the Compensation Committee considers the following factors: (1) the overall competitive environment in executive compensation needed to attract, retain and motivate talented and experienced senior management; (2) our performance, both year over year and in comparison to other companies within the real estate development and homebuilding industries; (3) comparative compensation studies; and (4) our historical compensation levels.

Allocation Among Components of Compensation

The Compensation Committee tailors each compensation package to reflect the executive’s role in our performance and relative position within the company. We believe that an executive who is highly influential in our performance should be compensated primarily based on performance. Since our Chief Executive Officer’s incentive compensation is primarily equity-based, his bonus is a smaller portion of his total cash compensation. Our homebuilding executives incentive compensation is primarily tied to a formula based on the profits of our homebuilding subsidiary, and therefore their target bonus is a greater portion of their total cash compensation.

	Base Salary	Typical Bonus Target
CEO	60%	40%
CFO	55%	45%
Homebuilding Executives	25%	75%

The compensation philosophy adopted by the Compensation Committee also recognizes that distinctions in individual compensation levels are based on multiple factors, including (1) current level of contributions relative to peers; (2) expected future contributions to our performance; (3) past contributions to our performance; and (4) comparison to market value. The Compensation Committee also reviews the compensation levels for peer-level positions of other real estate development and homebuilding companies.

Components of Executive Compensation

Base Salaries.   Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent including, where appropriate, a comparison to base salaries for comparable positions at other companies, and to historical levels of salary paid by us and our predecessors. Salary adjustments are based on a periodic evaluation of our performance and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace.

Annual Incentive Compensation Awards.   The variable compensation payable annually to the Chief Financial Officer and the Senior Vice President, Land Development is intended to consist principally of annual incentive compensation awards, based on various individual performance objectives established by the Chief Executive Officer and the Compensation Committee. The annual incentive compensation paid to the President and Senior Vice President, Finance of our homebuilding subsidiary, Hearthside Homes, Inc., are based on 10% and 6%, respectively, of the after tax profits of this subsidiary.

Other Incentive Compensation.   Grants of restricted stock and stock options are designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive’s tenure, level of responsibility and relative position. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual’s position and their existing holdings of options. However, we do not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as circumstances warrant.

Discretionary Bonuses.   The Compensation Committee evaluates whether to grant a discretionary bonus to our Chief Executive Officer based on the performance of both the Company and our Chief Executive Officer, while considering the objective of tying most of our Chief Executive Officer’s variable compensation to our stock performance through the granting of restricted stock and options described below. The Compensation Committee decided to grant our Chief Executive Officer a discretionary bonus of $250,000 for 2006 based on his overall performance and his significant role in completing our $225 million financing with a syndicate of banks in September 2006. For 2006, the Compensation Committee also decided to grant discretionary bonuses to the President and Senior Vice President, Finance of our homebuilding subsidiary based on their contributions towards the development of our Brightwater project.

Retirement Plans.   The Company has a noncontributory defined benefit retirement plan which covered substantially all of our employees prior to September 30, 1993 who had completed one year of continuous employment. The benefit accrual for all participants was terminated on December 31, 1993. Due to the age of this plan, only one of our current executives is covered by the plan.

We also provide a 401(k) plan to all employees pursuant to which participants may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under Section 401(k) of the Internal Revenue Code. We match a portion of contributions made by non-highly compensated employees. Our executives participate in the 401(k) plan on the same terms as other employees.

Severance and Change of Control Benefits.   If the employment of any of our executive officers is terminated without cause, they are entitled to a severance payment equal to their annual base salary for the remainder of the term of their employment agreement plus medical insurance for 12 months after such termination. In addition, Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to payment of applicable target bonuses.

Based upon a hypothetical termination date of December 31, 2006, the severance benefits for each of the executive officers listed in the Summary Compensation Table on page 14 would have been as follows:

Name of Executive Officer	Base Salary $	Bonus / Incentive Compensation $	Other Benefits $(1)	Total $
Raymond J. Pacini	116,533	- 0 -	10,291	126,824
Sandra G. Sciutto	68,867	30,000	10,291	109,158
Michael J. Rafferty	- 0 -	2,100,000	10,291	2,110,291
John W. Marshall	- 0 -	1,100,000	10,291	1,110,291
Ed Mountford	63,867	2,150,000	10,291	2,224,158

(1)          Medical insurance for 12 months after termination.

The estimated incentive compensation for Messrs. Rafferty, Marshall and Mountford reflect formula bonuses under their respective employment agreements for the SouthShore project in Oxnard, California. After we receive a 15% preferred return on the capital we have invested in the Oxnard joint venture, Messrs. Rafferty and Mountford are each entitled to 6% of the first $5.5 million of cash flow received by the Company from the Oxnard joint venture plus 8% of the amount received in excess of $5.5 million. After we receive a 15% preferred return, Mr. Marshall is entitled to 3% of the first $5.5 million of cash flow received by us from the Oxnard joint venture plus 4% of the amount received in excess of $5.5 million. The estimates above assumed (i) that entitlements for the SouthShore project in Oxnard were completed as of December 31, 2006, (ii) that the 168 acres controlled by our Oxnard joint venture were purchased by the venture under the existing option agreements upon completion of the entitlements, (iii) that the 168 acres were immediately sold to a third party for approximately $750,000 per acre (which includes a discount to reflect current market conditions), and (iv) that we receive net cash flow after preferred returns to our venture partner, but prior to payment of incentive compensation, of approximately $28 million. There can be no assurances that the Oxnard joint venture will be able to obtain the entitlements, that the land can be sold at the estimated price, or that we will realize the estimated net cash flow. Mr. Mountford’s incentive compensation also includes a $50,000 incentive bonus payable upon recording final maps for our Brightwater project.

Perquisites and Other Benefits.   The primary perquisite available to executives is a nominal auto allowance. Our executives also participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, and short- and long-term disability insurance.

Determining the Amount of each Element of Compensation

The Compensation Committee reviews the performance of each executive officer, including the Chief Executive Officer, on an annual basis. In regards to the Chief Executive Officer, the Compensation Committee is responsible for reviewing the achievement of individual goals and objectives, evaluating the Chief Executive Officer’s performance, and setting the Chief Executive Officer’s compensation based on this evaluation. The Compensation Committee assesses the performance of the executive officers in addition to the financial results we have achieved against annual objectives. Among other things, in particular with respect to the Chief Executive Officer, the Compensation Committee evaluates strategic vision and leadership, our business and operational results, and the ability to make long-term decisions that create competitive advantage and position us for the future.

Internal Revenue Code Section 162(m)

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). It is our policy to qualify, to the extent reasonable, compensation paid to executives for deductibility under Section 162(m). However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

Grant Dates for Stock Option Awards

Our policy is that stock option grants will only be made on dates when the market has been provided with sufficient time to absorb any material non-public information that may have been disclosed prior to the option grant date. This practice applies to executives, as well as to employees in general. The exercise price for our stock otions is the closing price at the end of the trading day on which the option is granted.

We do not plan to time, and have not timed, our release of material non-public information for the purpose of affecting the value of executive compensation. We do not have any programs, plans or practices of awarding stock options and setting the exercise price based on the stock’s price on a date other than the actual grant date.

COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below is information regarding compensation earned by or paid or awarded to Raymond J. Pacini, our Chief Executive Officer, and Sandra G. Sciutto, our Chief Financial Officer, and the three most highly compensated executive officers whose total compensation exceeded $100,000, other than Mr. Pacini and Ms. Sciutto. The identification of such named executive officers is determined based on the individual’s total compensation for the year ended December 31, 2006, as reported below in the Summary Compensation Table:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Raymond J. Pacini,	2006	349,600	250,000					599,600
President and Chief	2005	339,600	300,000					639,600
Executive Officer	2004	324,600	125,000					449,600
Sandra G. Sciutto,	2006	206,600	160,000					366,600
Senior Vice President and	2005	191,600	150,000					341,600
Chief Financial Officer	2004	181,600	140,000					321,600
Michael J. Rafferty,	2006	229,600	75,000					304,600
President	2005	184,600				630,800		815,400
Hearthside Homes, Inc.	2004	184,600				1,154,200		1,338,800
John W. Marshall,	2006	171,600	50,000					221,600
Senior Vice President, Finance	2005	144,100				378,480		522,580
Hearthside Homes, Inc.	2004	144,100				692,520		836,620
Ed Mountford,	2006	191,600				100,000		291,600
Senior Vice President, Land Development	2005	180,350				1,185,000		1,365,350
Hearthside Homes, Inc	2004	156,600						156,600

(1)                Includes amounts paid in the first quarter following the end of the respective calendar year.

Under employment agreements currently in effect, all of our executive officers are entitled to receive their respective base salaries and Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to receive incentive compensation upon the completion of certain performance targets. The employment agreements with Ms. Sciutto and Messrs. Pacini and Mountford expire on April 30, 2007, and the agreements with Messrs. Rafferty and Marshall expired on December 31, 2006

On December 31, 2006 no stock options or stock awards were held by the executives listed in the Summary Compensation Table above.

The following table summarizes stock option activity for all stock options exercised during fiscal 2006 by the executives listed in the Summary Compensation Table above:

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2006

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Raymond J. Pacini, President and Chief Executive Officer(a)	264,996	6,521,552	- 0 -	- 0 -
Sandra G. Sciutto, Senior Vice President and Chief Financial Officer(b)	80,000	1,968,800	- 0 -	- 0 -
Ed Mountford, Senior Vice President, Land Development Hearthside Homes, Inc.(c)	30,000	764,100	- 0 -	- 0 -

(a)           Includes 264,996 options granted at an exercise price of $4.50 and exercised on August 8, 2006 at a market value of $29.11.

(b)          Includes 80,000 options granted at an exercise price of $4.50 and exercised on August 8, 2006 at a market value of $29.11.

(c)           Includes 30,000 options granted at an exercise price of $4.50 and exercised on September 6, 2006 at a market value of $29.97.

The following table sets forth the accumulated benefit under our frozen defined benefit retirement plan for each covered executive listed in the Summary Compensation Table. The table also shows the number of years of credited service, computed as of December 31, 2006:

PENSION BENEFITS
For Fiscal Year Ended December 31, 2006

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Raymond J. Pacini, President and Chief Executive Officer	California Coastal Communities, Inc. Retirement Plan	7	111,876	- 0 -

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees During 2006 and 2005

The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for each of the fiscal years ended December 31, 2006 and 2005. The aggregate fees billed by Deloitte & Touche LLP and Deloitte Tax LLP include fees for the following services rendered during those fiscal years are as follows:

	2006	2005
Audit fees(1)	$363,190	$279,041
Audit-related fees(2)	3,700	—
Financial information systems design and implementation fees	None	None
Tax fees(3)	131,037	93,798
Other fees	None	None
	$497,927	$372,839

(1)          Audit Fees:   This category consists of fees for the audit of our annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

(2)          Audit-Related Fees:   This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

(3)          Tax Fees:   This category consists of professional services rendered by Deloitte Tax LLP for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice. The Audit Committee discussed these tax services with Deloitte Tax LLP and determined that their provision would not impair Deloitte & Touche LLP’s independence.

Pre-Approval Policies and Procedures

In accordance with the Securities and Exchange Commission’s auditor independence rules, the Audit Committee has established policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Firm by its independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the year as outlined in an engagement letter proposed by our independent registered public accounting firm. For permissible non-audit services, the Audit Committee will approve in advance all services to be provided by our independent registered public accounting firm and will determine the amount of compensation to be paid, in accordance with the rules of The Nasdaq Stock Market LLC, the Securities and Exchange Commission’s rules and regulations and the federal securities laws. Our management will routinely inform the Audit Committee as to the extent of services being provided by our independent registered public accounting firm and the fees incurred for those services.

Report of the Audit Committee

The following Audit Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The purpose of the Audit Committee is to assist the Board in its oversight of management’s conduct of the Company’s financial reporting process, and is more fully described in its charter which the Audit Committee has adopted. The Audit Committee reviews its charter on an annual basis. The Audit Committee annually reviews The Nasdaq Stock Market LLC’s standard of independence for audit committees and at its most recent review determined that its members meet that standard. During fiscal 2006, the Audit Committee performed all of its duties and responsibilities under the applicable Audit Committee Charter.

The Audit Committee reviews the Company’s accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon, and issuing a report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and whether the Company maintained effective internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing. In fulfilling its oversight responsibilities, the Audit Committee discussed with management and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of the examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed with management of the Company and Deloitte & Touche LLP the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2006. During the course of fiscal 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

The Audit Committee discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” currently in effect and discussed with that firm its independence from the Company and its management. The Audit Committee discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances as the Audit Committee deemed appropriate, including consideration of whether certain non-audit services provided by Deloitte Tax LLP to the Company in 2006 were compatible with maintaining Deloitte & Touche LLP’s independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 9, 2007.

The Audit Committee
of the Board of Directors:

Phillip R. Burnaman, II, Chairman
Geoffrey W. Arens
Thomas W. Sabin, Jr.

PROPOSALS TO BE VOTED ON

Proposal 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of Thomas W. Sabin, Jr. (Chairman), Geoffrey W. Arens, Phillip R. Burnaman II, and Raymond J. Pacini. Under our Amended and Restated Certificate of Incorporation and our Amended By-laws, the four members of the Board of Directors have each been elected for a term expiring at our 2007 annual meeting.

Upon recommendation of the Nominating Committee, the Board of Directors has nominated Messrs. Arens, Burnaman, Pacini, and Sabin for election as directors and to serve for a one-year term expiring in 2008.

If any nominee should be unavailable for election at our upcoming annual meeting, the proxies will be voted for the election of another person recommended by the Board of Directors in place of the unavailable nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES AS OUR DIRECTORS:

Geoffrey W. Arens
Phillip R. Burnaman, II
Raymond J. Pacini
Thomas W. Sabin, Jr.

Beginning on page 4 of this Proxy Statement, we provide biographical information about each of these nominees for director under the heading “Biographical Information About Our Directors.”

Proposal 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, has appointed Deloitte & Touche LLP as independent registered public accounting firm for the 2007 fiscal year and hereby requests that stockholders ratify this appointment. Representatives of Deloitte & Touche LLP will not be present at the meeting.

The Board has also approved the decision to appoint Deloitte & Touche LLP based on the recommendation of the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the independent registerd public accounting firm. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all respects.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by our stockholders. The Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of us and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its appointment.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Submission of Proposals for 2008 Annual Meeting

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders, presently scheduled for June 2008 or wishes to nominate a director candidate for the Board of Directors, must submit such proposal or nomination in writing to our Secretary at: 6 Executive Circle, Suite 250, Irvine, California 92614.

The proposal or nomination should comply with the time period and information requirements set forth in our Amended By-Laws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2008 annual meeting of stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, our Secretary must receive written stockholder proposals no later than December 30, 2007.

Stockholder Communications with the Board of Directors

Other than the procedures set forth under “Submission of Proposals for 2008 Annual Meeting” above, we do not have a general procedure by which our stockholders can send communications to the Board of Directors. Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by contacting the Audit Committee. The complaint or concern should be submitted in writing and the persons lodging a complaint may remain anonymous if they so choose. Stockholders may address any complaints to the Audit

Committee of the Board at our main business address set forth above. Alternatively, stockholders wishing to communicate with a specific individual director should indicate that desire and the communication will be forwarded as appropriate. We do not have a policy with regard to directors’ attendance at annual meetings. Mr. Pacini and Mr. Sabin attended our last annual meeting.

Compliance with Section 16(a) under the Securities Exchange Act of 1934

Section 16 of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, our common stock. Copies of these filings must be furnished to us.

Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that there was compliance for the fiscal year ended December 31, 2006 with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders.

Annual Report

Our 2006 Annual Report to Stockholders, together with this Proxy Statement, is being mailed to all of our stockholders of record on March 30, 2007, the record date for voting at our 2007 annual meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 250-7700.

By Order of the Board of Directors,

SANDRA G. SCIUTTO
Senior Vice President,
Chief Financial Officer and
Secretary

CALIFORNIA COASTAL COMMUNITIES, INC.

Annual Meeting May 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Raymond J. Pacini is hereby authorized to vote all shares of Common Stock of California Coastal Communities, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of California Coastal Communities, Inc. to be held on Tuesday, May 15, 2007 and at any adjournments, as specified on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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 FOLD AND DETACH HERE

A vote FOR Proposals 1 and 2 is recommended by the Board of Directors	Please ☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	Election of Directors with terms expiring at the Annual Meeting in 2008:		2.		Ratify the appointment of Deloitte & Touche LLP as the	☐	☐	☐
Company’s independent registered public accounting firm for
	FOR all nominees	WITHHOLD			the fiscal year ending December 31, 2007
	listed below	AUTHORITY
NOMINEES:	(except as marked	in vote for all	3.		To transact such other business as may properly come before
01 Geoffrey W. Arens,	to the contrary)	nominees listed below			the meeting or any adjournment or postponement thereof
02 Phillip R. Burnaman II,	☐	☐
03 Raymond J. Pacini, and
04 Thomas W. Sabin, Jr

(Instructions: To withhold authority to write for any nominee, write that nominee’s name on the line below.)

Please sign name below exactly as imprinted (do not print).

.

Signature					Signature		Date

Note: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which the sign. If shares are held jointly, EACH holder should sign.

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 FOLD AND DETACH HERE